UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Osmetech plc
(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State of incorporation or organization)	(IRS Employer Identification No.)

No.1 Liverpool Street
London, United Kingdom	EC2M 7QD
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Ordinary shares, 0.10p nominal value per share*	The Nasdaq Stock Market, LLC*

American Depositary Shares, each representing	The Nasdaq Stock Market, LLC
thirty-five ordinary shares
     * Application made for registration purposes only, not for trading, and only in connection with the registration of the ADSs pursuant to the requirements of the Securities and Exchange Commission..
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐
     Securities Act registration statement file number to which this form relates:
(if applicable)
     Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURES

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The description of the securities to be registered that appears under the captions “Description of Share Capital” and “Description of American Depositary Shares” in the prospectus that constitutes Part I of the registrant’s registration statement on Form F-1 initially filed with the Securities and Exchange Commission on September 11, 2008, as amended from time to time, is incorporated by reference into this registration statement. Any form of prospectus subsequently filed by the registrant pursuant to Rule 424(b) under the Securities Act that includes a description of the securities to be registered hereunder is also incorporated by reference into this registration statement.
Item 2. Exhibits.
     No exhibits are required to be filed as the securities being registered on this form (1) are being registered on an exchange on which no other securities of the Registrant are registered, and (2) are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Osmetech plc
Date: September 26, 2008	By:	/s/ James N.G. White
		Name:	James N.G. White
		Title:	Chief Executive Officer

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